Exhibit 10.2

DATED OCTOBER 21, 2025

BETWEEN

TREASURE GLOBAL INC

(Registration No.:7908921)

(“the Company”)

AND

THE PARTY WHOSE NAME AND PARTICULAR

STIPULATED IN SECTION 2 OF THE FIRST SCHEDULE

(“the Service Provider”)

SERVICE AGREEMENT

THIS AGREEMENT is made on this date and year stated in Section 1 of the First Schedule (“Agreement Date”).

BETWEEN

The party whose name and particular stipulated in Section 2 of the First Schedule (“the Company”) of the one part.

AND

The party whose name and particular stipulated in Section 3 of the First Schedule (“the Service Provider”) of the other part.

[the Company and Service Provider collectively referred to as “the Parties” and individually referred to as “Party”]

RECITALS:

(A)	The Company is a Nasdaq-listed solutions provider focused on developing digital platforms that enhance user engagement through innovative technologies.

(B)	The Service Provider possesses an extensive business network, commercial relationships, and market expertise enabling it to identify and evaluate emerging companies and business opportunities across various industries.

(C)	The Service Provider, through goodwill and demonstrated capability, has successfully facilitated the placement and promotion of the Company. The Company acknowledges and recognizes the Service Provider’s expertise, experience, and network.

(D)	In consideration of the Service Provider’s skills, experience, and expertise, the Company desires to enter into this Agreement to engage the Service Provider for the provision of certain services (as hereinafter defined). The Service Provider agrees to provide such services to the Company, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties hereby agree as follows:

1.	DEFINITIONS

1.1	In this Agreement and the Schedule, unless the contrary intention appears, defined terms used in this Agreement have the meaning ascribed in the Second Schedule – Glossary of Terms. Other terms used in this Agreement are defined in context in which they are used and shall have the meanings indicated therein.

2.	INTERPRETATION

2.1	Headings and subheadings in this Agreement are inserted for convenience of reference only and:

(a)	shall not be taken, read or construed as essential parts of this Agreement;

(b)	shall not affect the interpretation and construction of the provisions to which they refer to; and

(c)	shall not limit or extend the language of the provisions to which they refer to.

2.2	Reference herein to Recitals and Clauses are to be construed as references to recitals and clauses in this Agreement unless otherwise stated. The words “herein”, “hereof”, “hereunder”, “hereto” or “hereafter” and other words of similar import shall refer to this Agreement as a whole and not to any particular provision.

2.3	Save for the definition of the U.S. Law, the word “law” or “laws”) means any present or future law and legislation and any constitution, decree, judgment, legislation, order, ordinance, statues, treaty directive, by-law, rule or regulation to which this Agreement is governed (but excluding U.S. Law). In relation to U.S. Law, it shall also constitute any present or future law and legislation and any constitution, decree, judgment, legislation, order, ordinance, statues, treaty, directive, by-law, rule or regulation of the United State of America. If the contents requires that U.S. Law be included in the interpretation of “law” or “laws”, such word shall be interpreted to include U.S. Law. Reference to any law, statute or regulations includes any modifications or re- enactments thereof.

2.4	Unless the context otherwise requires, word (including the words defined herein):-

(a)	denoting the singular number shall include the plural and vice versa; and

(b)	denoting the masculine gender shall include the female and neuter genders and vice versa.

2.5	For the purpose of calculating any period of time stipulated herein, or when an act is required to be done within a specified period after or from a specified date, the period is inclusive of and time begins to run from the date so specified.

2.6	The Recitals set forth above are incorporated herein by reference and made a part of this Agreement as if fully set forth herein.

2.7	The Schedule and Appendices to this Agreement shall be incorporated into and deemed part of this Agreement and all references to this Agreement shall include the Schedules and Appendixes to this Agreement.

3.	TERM OF AGREEMENT

3.1	Notwithstanding the Agreement Date and subject to Clause 3.2 below, this Agreement shall commence from the date as stipulated in Section 4 of the First Schedule (“Effective Date”) and remain in force for a period of two (2) years from the Effective Date unless otherwise frustrated, rescinded and/or terminated in accordance to Clause 12 herein (“Term”) provided that the Parties shall be opened to commercial negotiations from time to time pertaining to the contents of this Agreement whereby should any such negotiations materialise, the Parties shall record such mutually agreed negotiations into written instrument which shall be supplemental to this Agreement.

3.2	Unless the Agreement is otherwise frustrated, rescinded and/or termination in accordance to Clause 12, it is hereby agreed whereupon the expiration of the Term, the Company shall have the discretion to renew the Term for a subsequent fixed period of one (1) year (“Renewed Term”) provided that any such renewal under this provision (if any) shall only be effective upon the Parties agreed in writing in which all the terms and conditions of this Agreement shall, unless otherwise agreed by the Parties in writing, subsist and applicable mutatis mutandis to the whole Renewed Term.

3.3	During the whole Term and/or Renewed Term (whichever applicable), the Parties shall undertake and perform their respective obligations as set forth in this Agreement and shall do such acts necessary to ensure the successful performance of this Agreement.

4.	SCOPE OF SERVICE

4.1	In consideration of the Service Fees as stipulated in Section 5 of the First Schedule payable by the Company to the Service Provider:

(a)	the Service Provider agree to perform strategic sourcing and business opportunity identification service on behalf of the Company, including but not limited to researching, identifying, and profiling potential growth companies (“Target Companies”) which may be suitable for acquisition, investment, partnership or other strategic collaboration with the Company. the Service Provider shall use commercially reasonable efforts to ensure that such Target Companies meet the investment or strategic criteria as may be communicated by the Company from time to time.

(b)	the Service Provider agrees to conduct preliminary assessment on the Target Companies identified, including collecting background information, corporate data and market insight necessary for the Company’s evaluation. The Service Provider shall prepare and submit a summary profile or opportunity note for each Target Companies sourced, setting out the nature business, key management and rationale for consideration by the Company.

(c)	the Service Provider shall facilitate introductions and coordinate communications between the management of the Target Companies and the Company including arranging meeting, correspondence, and exchange information. The Service Provider shall ensure that any exchange of information is subject to confidentiality undertakings or non-disclosure agreements as may be required by the Company, and shall act with due care to protect the confidentiality and interests of the Company at all times.

(d)	the Service Provider shall, upon request by the Company assist in coordinating preliminary discussions or due-diligence processes, including gathering further information or documentation from the Target Companies. For avoidance of doubt, the Service Provider shall not be deemed to provide financial advisory, or solicitation services, nor shall it have any authority to bind or represent the Company in any transaction without the express written approval of the Company.

(e)	the Service Provider shall provide ongoing reporting and update to the Service Provider on a periodic basis (monthly or as otherwise agreed) summarizing the Target Companies sourced, introductions facilitated, and progress status of each potential opportunity. The Service Provider shall keep proper records of all sourcing activities undertaken and shall promptly inform the Company of any material developments relevant to the opportunities identified.

(f)	the Service Provider shall prepare a strategic market overview report summarising key market sector, emerging business trends, and potential opportunity clusters that may align with the Company’s strategic direction.

(g)	the Service Provider shall develop and maintain an opportunity tracking register to record all potential Target Companies identified, introduction, and current status of engagement. The register shall be periodically update and shared with the Company for visibility and monitoring purposes.

(h)	the Service Provider shall provide ad-hoc advisory input on business approach, local market practices, or relationship strategy in respect of the Target Companies sourced, as reasonably requested by the Company.

(i)	the Service Provider shall ensure all activities are conducted in compliance with all applicable laws and in a professional manner that upholds the business reputation of the Company, and shall maintain the confidentiality of all information received in the course of performance.

(“collectively referred to as “Designated Services”)

4.2	the Service Provider shall provide the abovementioned Designated Services in relation to the scope of services and/or any other services which the Parties may from time to time agreed in writing.

5.	INDIVIDUAL CONTRACTOR STATUS

5.1	The Service Provider shall act as independent contractor and no Party shall act as agent for or partner of any of the other Party for any purpose whatsoever, and the employees of one Party shall not be deemed the employees of any of the other Party. No Party shall enter into any agreement with any third party on the other Party’s behalf.

5.2	Each Party shall remain responsible, for the withholding and payment of all taxes, payroll levies statutory deductions and contributions or such other employee benefit requirement now existing of hereafter enacted and attributable to their respective employees and agents.

6.	DUTY AND RESPONSIBILITIES OF THE SERVICE PROVIDER

6.1	In performing the Designated Services as stated in Clause 4 above, during the Term and/or Extended Term (whichever applicable), the Service Provider agrees:

(a)	to perform all sourcing, identification and coordination works for and on behalf of the Company in a professional, timely and diligent manner, including facilitating communications, meetings, and introductions with the Target Companies as described in Clause 4 above;

(b)	to ensure that all Target Companies sourced or introduced are genuine, operationally active, and within the business categories or commercial parameters as may be reasonably directed by the Company from time to time;

(c)	to prepare, compile and furnish such information, company profiles, market intelligence, or documentations relating to the Target Companies as may be required by the Company for its internal assessment and consideration;

(d)	to act as the primary liaison and point of contract between the Company and Target Companies and to handle all preliminary enquiries, correspondence, and scheduling matters in an orderly and professional manner;

(e)	to maintain and provide updated records of all sourcing activities, introductions made and communications undertaken on behalf of the Company and to submit such reports or summaries as required under the Clause 4;

(f)	to maintain the confidentiality of all information received from the Company or obtained in the course of performing the Designated Services and not to disclose such information to any third party without the prior written consent of the Company except as may be required by law; and

(g)	to ensure that all acts and conduct undertaken in the performance of the Designated Services comply with all applicable laws and regulations and that the Service Provider shall not perform or be deemed to perform any regulated, financial advisory or brokerage activity without the Company’s prior written consent.

7.	SERVICE FEES, OUT OF POCKET COSTS AND EXPENSES

7.1	Subject to the payment of sum stipulated in Section 5 of the First Schedule (“Service Fees”) and the sum stipulated in Section 6 of the First Schedule (“Disbursements”) of the hereunder payable by the Company to the Service Provider, each Party shall bear all and any expenses related to or incurred in carrying out its obligations hereunder. For the Service Provider, this clause shall include all costs and expenses in relation to its provisions Designated Services and all related obligations thereto under this Agreement.

7.2	Where the Parties share joint responsibility in relation to a particular obligation under this Agreement, each Party shall bear its own costs in carrying out its portion of the obligation.

8.	CHANGE REQUEST

8.1	The Company may during the Term of this Agreement make a change request, addition or variation to the Designated Services or any part thereof (“Change Request”) subject to the terms in Clause 8 herein.

8.2	A Change Request can be made to the Service Provider by providing a proposal in writing setting out the details of the Change Request, the impact of such Change Request on the Parties’ respective obligations (including amendment to the Service Fee (if any)), the date or timeframes specified under the statement or work.

8.3	Any changes made pursuant to a Change Request shall be subject to sign off by representative of both Parties and shall take effect on such date as mutually agreed in writing. Nothing herein shall derogate the Parties’ rights to effect change to the scope of the Designated Services or timelines by such other mode or method as they mutually deem suitable.

9.	LAW AND REGULATIONS

9.1	The Parties agree to comply with all laws (and changes in such laws) and legal requirements applicable to them in connection with this Agreement and subject to the terms herein, shall cooperate to implement any necessary modifications to the Agreement, prior to the deadline imposed by the regulatory or other governmental body having jurisdiction for such requirement or change, if any.

9.2	Neither Party shall take any action in violation of any applicable laws and legal requirement that could result in liability being imposed on the other Party.

10.	SERVICE PROVIDER OBLIGATIONS AND UNDERTAKINGS

10.1	In addition and in relation to the Service Provider’s obligations set out in this Agreement, the Service Provider undertakes as follows:

(a)	to provide its Designated Services in compliance to the terms and conditions of this Agreement;

(b)	to operate and maintain the Designated Services and any other required for the purpose of performing its obligations and duties under this Agreement at its own costs and expenses;

(c)	to provide the Company with all necessary information, documents and other assistance as the Company may require at any time for any reasonable purpose in relation to this Agreement;

(d)	to execute any other works in relation to the Designated Services as may be required by the Company for its execution of this Agreement;

(e)	to ensure the development, adaptation and/or advisory of any changes required by the Company from time to time at no cost to the Company, unless otherwise agreed by the Parties in writing;

(f)	comply with all applicable laws, ordinances, codes, rules, regulations, guidelines, notices, instructions, directives, directions and determinations of all the relevant authorities or U.S. Law or instructions, directives, directions and determination of all the relevant authorities of the United State of America or with any notices, instructions, guidelines or directives given by the Company in connection with the Designated Services from time to time.

11.	SERVICE FEE AND PAYMENT

11.1	In consideration of the performance of the Service Provider of its obligation and the provisions of the Designated Services pursuant to this Agreement, unless otherwise agreed by the Parties in writing, the Company shall pay to the Service Provider the Service Fee and Disbursement in the manner and terms of payment as stipulated in Section 7 of the First Schedule thereof (“mode of Payment”).

11.2	Notwithstanding Clause 11.1, the Service Fees and Disbursement may be subject to review upon Parties’ mutual agreement provided that any such review or revision on the Service Fees shall not be effective unless and until such revision is agreed in writing by both Parties.

11.3	All taxes, duties and charges of any kind imposed on any of the Parties and/or their officers, agents, employees or representative by any competent tax authority (in Malaysia or elsewhere) in connection with the performance of work under this Agreement shall be the sole responsibility of such Party concerned.

12.	TERMINATION

12.1	Without prejudice to any other rights that the Parties may have under this Agreement or at law, either Party may terminate this Agreement immediately by notice in writing upon occurrence of any of the following events:

12.1.1	where the Party is in breach of this Agreement which is incapable of being remedied or where the breach is capable of being remedied and the breaching Party fails to remedy a breach of this Agreement of which is has received at least thirty (30) days prior written notice to remedy. Such breach includes but is not limited to where:

(a)	a Party materially breaches any of its obligations, warranties, representations or undertaking as set forth in this Agreement; or

(b)	a Party unreasonably delays the performance of its obligation; or

(c)	a Party’s action or inaction goes against the purpose and objectives of this Agreement.

12.1.2	where the other Party:

(a)	becomes or threatens to become or is in jeopardy of becoming subject to any form of insolvency administration; or

(b)	ceases or threatens to cease conducting its business and in the case of the Service Provider where it ceases to operate as a provider of the Designated Services; or

(c)	convenes any meeting of its creditors; or

(d)	passes a resolution or suffers a petition for winding up; or

(e)	has liquidator or receiver appointed over the whole or any part of its assets; or

(f)	takes similar actions under laws of any jurisdiction for the general benefit of creditors of an insolvent or financially troubled subsidiary or parent company.

12.1.3	by mutual agreement of both Parties.

12.2	In addition, and without prejudice to any other provisions herein and this Agreement shall be terminated immediately without liability to either Party if:

(a)	such termination is necessitated by law or by any order or directive from any lawful, regulatory, governmental or statutory authority having jurisdiction over the matters herein; or

(b)	such aforementioned directive or regulation expressly prohibits either Party from performing its obligations under this Agreement.

13.	SUSPENSION OF DESIGNATED SERVICES

13.1	The Company may without prejudicing any rights and remedies of the Company under this Agreement, the law and/or equity, exercise the rights to suspend the Designated Services at any time during the Term and/or Extended Term (whichever applicable) by notice in writing to the Service Provider for a duration of not more than thirty (30) calendar days without any liability to the Service Provider.

14.	WARRANTIES AND REPRESENTATIONS

14.1	Further to any other warranties, undertakings and representations in this Agreement, each Party warrants to the other that:

(a)	it has all necessary corporate authority to execute and perform its obligations under this Agreement;

(b)	that the signatories to this Agreement are authorised signatories for the respective Parties and have the authority to execute any documents, for and on behalf of their companies;

(c)	there is no litigation, arbitration, tax claim, dispute or administrative proceeding at present whether current, pending or threatened which is likely to have an adverse effect on its ability to perform its obligations under the Agreement as at Agreement Date and shall keep the other Party duly notified of any such proceeding whether threatened or real that may arise during the terms of this Agreement which may affect its ability to perform its obligations;

(d)	it shall ensure that its conduct will not bring any discredit upon the other Party or cause any nuisance or disruption to the other Party;

(e)	it shall not engage in any activity likely to compromise its ability to perform its obligation under this Agreement; and

(f)	it shall at all times comply with all applicable laws, rules and regulations in effect at the time of the performance of its obligations under this Agreement.

15.	CONFIDENTIALITY

15.1	Except as provided by Clauses 15.2 and 15.3 below, the Parties shall at all times during the continuance of this Agreement and after its termination:

(a)	use its best endeavours to keep all Confidential Information confidential and accordingly not to disclose any Confidential Information to any other person; and

(b)	shall not use any Confidential Information for any purpose other than for the purposes of exercising its rights and fulfilling its obligations under this Agreement.

15.2	Any Confidential Information may be disclosed by the receiving Party:

(a)	to any employees or approved sub-contractor of that Party or such other party as may be approved by the disclosing Party pursuant to the Agreement herein, on a need-to-know basis and to such extent only as is necessary for the purposes contemplated by this Agreement; or

(b)	as is required by law or under any regulations or guidelines issued by any governing body; and

(c)	subject always to the receiving Party exercising the same degree of care, but no less than a reasonable degree of care, to protect against the unauthorized disclosure or use of the Confidential Information as it uses to protect its own Confidential Information and using its best endeavours to ensure that the person or body to whom such disclosure is made(including its sub-licensees and sub-contractors, if any) are bound by obligations of confidentiality no less restrictive than the terms of this Agreement and keeps such Confidential Information confidential and does not use the same except for the purposes for which the disclosure is made. The Parties shall not remove any proprietary notices of the other Party from the other Party’s Confidential Information.

15.3	The provisions of this Clause 15 shall not apply to any Confidential Information if:

(a)	it is at the date hereof, or hereafter becomes, public knowledge through no fault of the other Party;

(b)	it is independently developed by the Party without reference to or use of the other Party’s Confidential Information;

(c)	it is already and otherwise known by the other Party through lawful means;

(d)	it is or becomes part of the public domain through no wrongful act of the receiving Party or any party that obtained the information other than from the receiving Party; or

(e)	it is rightfully received by the other Party from a third party having the right to disclose such information.

15.4	If a receiving Party is served with any subpoena or other legal process or a court or governmental request or order requiring or purporting to require the disclosure of any of the disclosing Party’s Confidential Information, the receiving Party shall, unless prohibited by law, promptly notify the disclosing Party of such fact and cooperate fully (at the disclosing Party’s expense) with the disclosing Party and its legal counsel in opposing, seeking a protective order, seeking to limit, or appealing any such legal process, request or order to the extent deemed appropriate by the other Party.

15.5	The Parties acknowledge that the remedies at law for breach of any covenant relating to the protection of Confidential Information may be inadequate and each Party shall be entitled to seek injunctive relief or specific performance for any breach of the provisions of this Agreement relating to the protection of its Confidential Information.

15.6	Both Parties agree to indemnify and hold the other harmless from and against any claim, loss or expense that the other Party may suffer as a result of the negligence or failure on the part of that Party or its subsidiaries to comply with the requirements as to confidentiality herein.

15.7	The obligations of either Party under this Clause 15 shall survive the termination of this Agreement.

16.	FORCE MAJEURE

16.1	Neither Party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other by reason of any delay in performance, or the non-performance, of any of its obligations hereunder, to the extent that the delay or non-performance is due to an event of Force Majeure of which it has notified the other, and the time for performance of that obligation shall be extended accordingly. For the purposes herein, “Force Majeure” shall mean any act, event or circumstance relied on by either Party hereto over which that affected Party could not have reasonably exercised control, including but not limited to acts of God, acts of government or other authorities, fires, lockouts, riots, wars, pandemics, epidemics, inclement weather, earthquakes and other natural disasters.

16.2	If the performance by any Party of any of its obligations under this Agreement is affected by an event of Force Majeure for a continuous period in excess of fourteen (14) days, the Parties hereto shall enter into bona fide discussions with a view to alleviating the effects or to agreeing upon such alternative arrangements or workarounds as may be fair and reasonable and/or either Party shall have the right to terminate the Agreement with immediate effect by notice to the other Party.

17.	NOTICES

17.1	Unless expressly stated herein, any notice or communication to be given under this Agreement shall be in writing and be in the English Language and may be given or sent:

(a)	by hand;

(b)	by international courier;

(c)	by e-mail,

to the Parties at the address as stated in Section 2 and Section 3 of the First Schedule.

17.2	All notices and communications by one Party to the other shall be deemed to have been received by the other Party and be effective as follows:

(a)	if by hand, upon written acknowledgement of receipt by a duly authorised officer, employee, agent or representative of the receiving Party;

(b)	if by international courier, five (5) days after notice is posted; and

(c)	if by e-mail, upon sending provided that there is no return email notifying failure of delivery.

18.	MISCELLANEOUS

18.1	Waiver: No right of the Parties under this Agreement shall be deemed to be waived except by notice in writing signed by the Party granting the waiver and the waiver of any right shall not prejudice the rights of that Party in respect of any subsequent breach of the Agreement.

18.2	Severability: Each provision of this Agreement is severable from the other. If at any time, any provision hereof is or become illegal, invalid or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

18.3	Variation: The Parties may vary any of the provisions of this Agreement subject to the written agreement of both Parties.

18.4	Relationship of Parties: Each Party shall bear its own legal fees in relation to the negotiation, preparation and execution of this Agreement. Stamp duty payable on this Agreement shall be borne by the Service Provider.

18.5	Cumulative rights: The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedied provided by law or in equity.

18.6	Governing Law and Jurisdiction: This Agreement shall be governed by and construed and enforced in accordance with the laws of Malaysia. Any dispute, controversy or claim arising out of or in relation to this Agreement including any breach of any terms of this Agreement shall be resolved, insofar as it is possible, by mutual consultation between the Parties. If no settlement is capable to be reached by the Parties, the dispute shall be resolved by the court of Malaysia.

18.7	Entire Agreement: This Agreement together with the Schedule and Appendices herein annexed to shall be binding on the respective successors-in-title of the Parties, permitted assigns and persons deriving title thereunder.

18.8	Non-Exclusivity: This Agreement is entered into by Parties on a non-exclusive basis and nothing in this Agreement shall prevent either Party from dealing with or entering into negotiations, discussions, and agreements with any third party in relation to the subject matter specified herein.

18.9	Counterparts: This Agreement may be executed by facsimile, pdf, digital signature, electronic signature and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITHNESS WHEREOF the Parties hereby agree to the terms and conditions set forth in this Agreement including the Schedule and Appendix hereof and have hereunto set their hands and/or by electronic signatures in accordance with the respective local digital signature regulations on the day and year herein before mentioned.

Signed for and on behalf of TREASURE GLOBAL INC [Registration No.: 7908921] by its legal representative in the presence of :-

/s/ Carlson Thow
Witness	Signatory

Name:	Name: CARLSON THOW

N.R.I.C. No.:	Designation: Chief Executive Officer

Signed for and on behalf of WESHARE MANAGEMENT SDN BHD [Company Registration No.: 202201007851 (1453548-X)] by its legal representative in the presence of :-

/s/ Mohd Fadli Bin Wahab
Witness	Signatory

Name:	Name: MOHD FADLI BIN WAHAB

N.R.I.C. No.:	Designation: Director

FIRST SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

SECTION	DETAILS	DESCRIPTION

1.	Agreement Date	October 21, 2025

		Company	:	TREASURE GLOBAL
		Name		INC

		Company	:	7908921
Registration No.

2.	The Company	Register Address	:	276 5th Avenue Suite, 704, #739 New York,
NY10001
		Contact No.	:

		Email Address	:

		Authorized	:	Carlson Thow
Representative

		Company	:	WESHARE
		Name		MANAGEMENT SDN BHD

		Company	:	202201007851
		Registration No.		(1453548-X)

		Business	:	No. 21-2, Jalan Helang
3.	The Service Provider	Address		13, Bandar Puchong Jaya, 47100 Puchong,
Selangor
		Contact No.	:

		Email Address	:

		Authorized	:	Mohd Fadli
Representative

4.	Effective Date	October 21, 2025
5.	Service Fees	An aggregate of US Dollar One Million Five Hundred Thousand (US$1,500,000.00)
6.	Disbursement	-NOT APPLICABLE-
7.	Mode of Payment	All the Service Fee shall be paid in accordance to the terms and conditions as follows:

(a)	the Service Fees for this Agreement shall be satisfied though the issuance and allotment of common stock of the Company (“TGL Shares”) to the Service Provider. The TGL Shares shall have an equivalent value of US$1,500,000.00

(b)	the Company agree to issue and allot the TGL Shares to the Service Provider within three (3) working days from the Effective Date.

(c)	the issue price per TGL Share shall be at US Dollar Eighty-Five Cents (US$0.85).

(d)	the TGL Shares issued to the Service Provider shall be granted on a restricted stock basis for a period of six (6) months from the date of issuance which is subjected to compliance with Rule 144 of the US Securities Act of 1933 (“SA1933”)

(e)	certificates representing the TGL Shares shall bear a restrictive legend as required by applicable securities laws as stated above. The Service Provider acknowledges and agrees that, during the restricted period of six (6) months, they shall not sell, transfer, pledge or otherwise dispose of the TGL shares except in compliance with Rule 144 of SA 1933. Any transfer or disposition shall be subject to prior notice to the Company.

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SECOND SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

GLOSSARY OF TERM

Authorised Representative	Refers to the authorised representative of each Party responsible to manage the provision and implementation of the Services and the operation and management of the Services as well as this Agreement in accordance with the terms therein
Business Day	Means a day except for a Saturday, Sunday or Public Holidng as appointed under the authority of or as stipulated in the Holiday Act [Act369] to which licensed bank under Financial Service Act 2013 [Act 758] are open for general banking business in Selangor and the expression Business Days shall be construed accordingly.
Change Request	has the meaning ascribed to it in Clause 8
Effective Date	has the meaning ascribed to it in Clause 3.1
Confidential Information	refers to all information and data which is communicated or released to one party (“Disclosing Party”) to the other Party (“Receiving Party”) comprising of but not limited to identifiable methodology, know-how, experience, databases, flow charts, reports, software, codes, tables or other material produced in relation to this Agreement or otherwise (including the negotiations leading to it) and any other information of whatever kind (whether commercial, technical, financial, operational or otherwise, whether communicated verbally, inwriting or in any other form and whether or not expressly stated to be confidential) relating to the Disclosing Party including, but not limited to, its business, products, supplier, customers, and in the case of the Company, includes all Company’s data;

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